Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated March 8, 2010 relating to the December 31, 2009 and 2008 consolidated financial statements of Snap Interactive, Inc. and Subsidiaries.

We also consent to the reference to our Firm under the caption "Experts" in the Registration Statement.

/s/ WEBB & COMPANY, P.A.

WEBB & COMPANY, P.A.
Certified Public Accountants

Boynton Beach, Florida
February 9, 2011